UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

IDEAYA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IDEAYA BIOSCIENCES, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of IDEAYA Biosciences, Inc. (“IDEAYA”), which will be held online at www.proxydocs.com/IDYA, on June 16, 2026 at 1:30 p.m. Pacific Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically or via phone using the control number on your proxy card, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in IDEAYA.

Sincerely,

/s/ Yujiro Hata

Yujiro Hata
President and Chief Executive Officer

IDEAYA BIOSCIENCES, INC.

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2026

To the Stockholders of IDEAYA Biosciences, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of IDEAYA Biosciences, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 16, 2026, at 1:30 p.m. Pacific Time. The Annual Meeting will be held entirely online in order to provide expanded stockholder access and participation, as well as improved communications. You will be able to attend and participate in the Annual Meeting online by registering at www.proxydocs.com/IDYA. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote. The Annual Meeting will be held for the following purposes:

1. To elect three Class I directors to hold office until the 2029 annual meeting of stockholders or until their successors are elected and qualified;

2. To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026;

3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 20, 2026 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote as follows on the matters to be presented to stockholders at the Annual Meeting:

1. FOR the election of the director nominees named in Proposal 1 of the Proxy Statement, to hold office until the 2029 annual meeting of stockholders or until their successors are elected and qualified;

2. FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026, as described in Proposal 2 of the Proxy Statement; and

3. FOR the advisory vote to approve the compensation of the Company’s named executive officers, as described in Proposal 3 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer

South San Francisco, California

April 29, 2026

IDEAYA BIOSCIENCES, INC.

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

JUNE 16, 2026

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of IDEAYA Biosciences, Inc. (referred to herein as the “Company”, “IDEAYA”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 16, 2026, at 1:30 p.m. Pacific Time. The Annual Meeting will be held entirely online in order to provide expanded stockholder access and participation, as well as improved communications. You will be able to attend and participate in the Annual Meeting online by registering at www.proxydocs.com/IDYA. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote.

• This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

• The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIAL

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

• the full set delivery option; or

• the notice only option.

A company may use a single method for all of its stockholders or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, which we have elected NOT to use for the Annual Meeting, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the Company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the Company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice includes, among other things:

• information regarding the date and time of the Annual Meeting of stockholders as well as the items to be considered at the meeting;

• information regarding the website where the proxy materials are posted; and

• various means by which a stockholder can request paper or e-mail copies of the proxy materials.

In connection with our Annual Meeting, we have elected to use the notice only option. Accordingly, you will receive a “Notice of Internet Availability of Proxy Material” by mail.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

Notice of Proxy Materials

We will deliver the Notice of Internet Availability of Proxy Material to our stockholders of record as of April 20, 2026 (the “Record Date”) on or about April 29, 2026. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financial Information” section of our website at https://ir.ideayabio.com/.

The only outstanding voting securities of IDEAYA are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 87,860,920 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have delivered a Notice of Internet Availability of Proxy Material to you (or, upon your request, printed proxy materials), because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

The Notice of Internet Availability of Proxy Material will be first mailed to our stockholders on or about April 29, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 87,860,920 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.proxydocs.com/IDYA or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to register to attend the Annual Meeting online at www.proxydocs.com/IDYA. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a Legal Proxy from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on three proposals:

• Proposal 1—the election of three Class I directors to hold office until our 2029 annual meeting of stockholders or until their successors are duly elected and qualified;

• Proposal 2—the ratification of the selection, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2026; and

• Proposal 3—a non-binding, advisory vote to approve the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I attend the Virtual Annual Meeting?

This year’s Annual Meeting will be held entirely online in order to provide expanded stockholder access and participation, as well as improved communications. Stockholders of record as of April 20, 2026 will be able to register to attend and participate in the Annual Meeting online by accessing www.proxydocs.com/IDYA. To register to attend the Annual Meeting, you will need to have your control number which is included on the Proxy Materials received.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

How do I vote?

• For Proposal 1, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for any or all of the nominees.

• For Proposals 2 and 3, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting online. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

• To vote at the Annual Meeting, you must pre-register to attend the Annual Meeting online and follow the instructions posted at www.proxydocs.com/IDYA.

• To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

• To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability of Proxy Material or online at www.proxypush.com/IDYA.

• To vote by telephone, you may vote by proxy by calling the toll-free number found on the Proxy Materials received.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting online, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

Mediant, Inc., a BetaNXT, Inc. business, (“Mediant”) has been engaged as our independent agent to collect stockholder votes. If you are a stockholder of record, your executed Proxy Card is returned directly to Mediant. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Mediant on behalf of all its clients. All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting. The Inspector of Elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Kara Dowd has been appointed as the Inspector of Elections for the Annual Meeting.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the Annual Meeting. For each proposal, the Inspector of Elections will separately count “For” votes, and with respect to Proposal 2 and Proposal 3, “Against” votes and abstentions. With respect to Proposals 1 and 3, broker non-votes will also be tabulated separately. In addition, with respect to Proposal 1, the election of directors, the Inspector of Elections will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine”

items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) and the non-binding advisory vote on the compensation of our named executive officers (Proposal 3) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 3.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the nominees receiving the highest number of “For” votes will be elected.

With respect to Proposal 2, the ratification of the selection, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026, the affirmative vote of the majority of votes cast (excluding abstentions) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

With respect to Proposal 3, the non-binding, advisory vote to approve the compensation of our named executive officers, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. While the vote on this resolution is advisory and not binding on us, our Compensation Committee and our Board will consider the outcome of the vote on this resolution when considering future executive compensation decisions.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•
“For” the election of the nominees for director;
•
“For” the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•
“For” the non-binding, advisory vote to approve the compensation of our named executive officers;

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

• You may submit another properly completed proxy with a later date.

• You may send a written notice that you are revoking your proxy to our Corporate Secretary at 5000 Shoreline Court, Suite 300, South San Francisco, California 94080.

• You may attend the Annual Meeting online and vote by following the instructions at www.proxydocs.com/IDYA. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2026, to our Corporate Secretary at 5000 Shoreline Court, Suite 300, South San Francisco, California 94080; provided that if the date of next year’s annual meeting is more than 30 days from June 16, 2027, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 16, 2027 and March 18, 2027; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 16, 2027, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2027.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements. We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 87,860,920 shares outstanding and entitled to vote. Accordingly, 43,930,460 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of seven seated directors, divided into the three following classes:

• Class I directors: Yujiro S. Hata, M. Garret Hampton, Ph.D., and Catherine J. Mackey, Ph.D., whose current terms will expire at the Annual Meeting;

• Class II directors: Terry J. Rosen, Ph.D. and Wendy L. Yarno, whose current terms will expire at the annual meeting of stockholders to be held in 2027; and

• Class III directors: Scott W. Morrison, and Jeffrey L. Stein, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2028.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders or until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Mr. Hata, Dr. Hampton, and Dr. Mackey have been nominated to serve as Class I directors and have each agreed to stand for reelection. If elected, Mr. Hata, Dr. Hampton, and Dr. Mackey will each hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is duly elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each nominee named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Mr. Hata and Drs. Hampton and Mackey agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class I directors (who are currently standing for re-election), and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of March 31, 2026 and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Yujiro S. Hata	51	President, Chief Executive Officer and Director	2015
M. Garret Hampton, Ph.D.(2)	60	Director	2020
Catherine J. Mackey, Ph.D.(1)	70	Director	2022

Class II Directors whose terms expire at the 2027 Annual Meeting of Stockholders
Terry J. Rosen, Ph.D.(1)(2)	67	Chair and Director	2016
Wendy L. Yarno(1)(3)	71	Director	2019

Class III Directors whose terms expire at the 2028 Annual Meeting of Stockholders
Jeffrey L. Stein, Ph.D.(1)(3)	71	Director	2015
Scott W. Morrison(2)(3)	68	Director	2018

(1) Member of the Compensation Committee.

(2) Member of the Nominating and Corporate Governance Committee.

(3) Member of the Audit Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2029 Annual Meeting of Stockholders

Yujiro S. Hata has served as a member of our board of directors and as our President and Chief Executive Officer since June 2015. He launched IDEAYA Biosciences, Inc. as its first employee and Chief Executive Officer, while serving as an Executive-in-Residence at 5AM Ventures, a venture capital firm, from 2015 to 2018. From 2014 to August 2015, he served as Chief Operating Officer at Flexus Biosciences, Inc. and FLX Bio, Inc. (renamed RAPT Therapeutics), both immuno-oncology companies, which he joined as startups and led through Flexus’ acquisition by Bristol-Myers Squibb Co. in April 2015. From 2010 to 2014, including through its acquisition by Amgen Inc. in October 2013, he was Vice President, Corporate Development and Strategy at Onyx Pharmaceuticals, Inc. where he served as Head of Strategy and Strategic Asset Management, and Head of Transactions. From 2002 to 2010, Mr. Hata served as Vice President and Senior Vice President of Business Development, and Chief Business Officer at Enanta Pharmaceuticals, Inc. He earlier served in roles at McKinsey & Company, ImClone Systems Incorporated, and Columbia Medical School.

Mr. Hata serves on the board of directors at Enanta Pharmaceuticals, Inc. and Hexagon Bio, Inc.

Mr. Hata obtained an M.B.A. at The Wharton School at the University of Pennsylvania and a B.A. in Chemistry from Colorado College. We believe Mr. Hata is qualified to serve as our Chief Executive Officer and on our board of directors due to his experience in biotechnology company leadership and his background in strategy, corporate development and biotechnology company transactions.

M. Garret Hampton, Ph.D. has served as a member of our board of directors since June 2020. From June 2020 to September 2024, Dr. Hampton served as President, Clinical Sequencing and Oncology at Thermo Fisher Scientific, responsible for leading the company’s clinical next generation sequencing strategy. Prior to Thermo Fisher, from January 2017 to January 2020, Dr. Hampton was Senior Vice President, Clinical Genomics, at Illumina, Inc., responsible for the development of sequencing-based solutions in oncology, reproductive health and whole genome sequencing for the diagnosis of rare disease. From June 2009 to December 2016, Dr. Hampton worked for Genentech, Inc., as Vice President and Global Head of Oncology Biomarker Development and Companion Diagnostics. Before joining Genentech, Dr. Hampton held a variety of leadership positions at Celgene and The Genomics Institute of the Novartis Research Foundation, focused on drug target discovery, drug development and precision medicine.

Before moving into industry, Dr. Hampton was Assistant Professor of Medicine at University of California, San Diego after a 2-year postdoctoral fellowship at the Salk Institute for Biological Studies. Dr. Hampton received his Ph.D. from the Imperial Cancer Research Fund (now Cancer Research UK) under Sir Walter Bodmer. He has authored over 150 peer reviewed articles and reviews, with 10,000 lifetime citations. We believe Dr. Hampton is qualified to serve on our board of directors due to his experience in the biopharmaceutical industry, his research background and experience with both oncology and genome sequencing.

Catherine J. Mackey, Ph.D. has served as a member of our board of directors since April 2022. Dr. Mackey previously served as Senior Vice President of Pfizer Worldwide Research and Development and Director of Pfizer's La Jolla Laboratories, where she built Pfizer La Jolla into one of Pfizer's main pharmaceutical research and development sites. Prior to that role, she served as head of Strategic Alliances and Genomic and Proteomic Sciences for Pfizer. Dr. Mackey spent the first part of her career in agricultural biotechnology, including as Vice President of DEKALB Genetics, Inc., an international researcher, producer, and marketer of seed.

Dr. Mackey serves on the board of directors of Voyager Therapeutics, a gene therapy and neurology biotechnology company, and previously served on the board of directors of Avid Bioservices, a commercial biologics contract development and manufacturing company.

Dr. Mackey received her B.S. and Ph.D. degrees in microbiology from Cornell University. We believe Dr. Mackey is qualified to serve on our board of directors due to her life sciences research, development and operational background, including discovery and development of oncology therapies, and her service on the boards of other public and private biopharmaceutical companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE ABOVE NAMED NOMINEES

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Terry J. Rosen, Ph.D. has served as a member of our board of directors since January 2016 and chairperson of our board of directors since June 2023. Dr. Rosen currently serves on the board of directors and as the Chief Executive Officer of Arcus Biosciences, Inc., a biopharmaceutical company, positions he has held since April 2015 and May 2015, respectively. He served as the Chief Executive Officer of PACT Pharma, Inc., a biopharmaceutical company, from November 2016 to December 2017. Dr. Rosen served briefly in April 2015 as the Chief Executive Officer of FLX Bio (renamed RAPT Therapeutics). Previously, Dr. Rosen co-founded and served as the Chief Executive Officer of Flexus from October 2013 to April 2015, when it was acquired by Bristol-Myers Squibb. Prior to that, Dr. Rosen was at Amgen from August 2004 to January 2013 where he most recently served as Vice President of Therapeutic Discovery from November 2011 to January 2013. He also worked at Tularik Inc., from October 1993 to August 2004 when it was acquired by Amgen, the Central Research division of Pfizer Inc., or Pfizer, from December 1987 to September 1993, and Abbott Laboratories, from July 1985 to December 1987.

Dr. Rosen holds a Ph.D. in Chemistry from the University of California, Berkeley and a B.S. in Chemistry from the University of Michigan. We believe Dr. Rosen is qualified to serve on our board of directors based on his experience in general management and business development and his experience in the field of biosciences.

Wendy L. Yarno has served as a member of our board of directors since December 2019. Ms. Yarno retired in September 2008 from Merck & Co, Inc. where she spent 26 years in commercial and human resource positions of increasing seniority, including most recently as Executive Vice President and Chief Marketing Officer. She previously served as General Manager, Cardiovascular / Metabolic U.S. Business Unit and as Executive Vice President, Worldwide Human Health Marketing. From 2010 to 2011, Ms. Yarno was the Chief Marketing Officer of HemoShear LLC, a biotechnology research company.

Ms. Yarno currently serves on the board of directors of publicly traded life sciences companies Inovio Pharmaceuticals, Inc., Iovance Biotherapeutics, Inc. and Tarsus Pharmaceuticals, Inc. On March 17, 2026, Ms. Yarno informed Iovance Biotherapeutics she will be retiring from their board of directors at their annual meeting of stockholders currently anticipated to take place in June 2026. She previously served on the board of directors of various other life science companies, including Global Blood Therapeutics, Alder Biopharmaceuticals, Durata Therapeutics, St. Jude Medical, Medivation and MyoKardia.

Ms. Yarno received an M.B.A. from Temple University, Fox School of Business, and a B.S. in business administration from Portland State University. We believe Ms. Yarno is qualified to serve on our board of directors based on her extensive experience commercializing pharmaceutical products, and her extensive operational and senior management experience, in the biopharmaceutical industry.

Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Jeffrey L. Stein, Ph.D. has served as a member of our board of directors since October 2015. Dr. Stein was the President and Chief Executive Officer of Cidara Therapeutics, Inc., a biotechnology company, from 2014 until its acquisition by Merck in January 2026. Prior to joining Cidara, Dr. Stein was the President and Chief Executive Officer of Trius Therapeutics, Inc. from 2007 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. Dr. Stein was also a venture partner at Sofinnova Ventures, a biotech venture capital fund, from 2005 to 2010. Prior to joining Sofinnova, Dr. Stein was co-founder and Chief Scientific Officer at Quorex Pharmaceuticals, Inc., from 1999 until its acquisition by Pfizer in 2005. He has also served as a Principal Scientist with Diversa, Inc. and The Agouron Institute.

Dr. Stein previously served on the board of directors of Paratek Pharmaceuticals, Inc., a biopharmaceutical company.

Dr. Stein holds a Ph.D. in Marine Biology from the University of California, San Diego. Dr. Stein conducted his postdoctoral research in bacterial genetics as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology. Dr. Stein obtained a B.S. in Marine Biology and an M.S. in Biology from California State University, Long Beach. We believe Dr. Stein is qualified to serve on our board of directors due to his expertise, perspective and experience as a founder and executive at public and private pharmaceutical companies, and his expertise in life sciences and venture capital industries.

Scott W. Morrison has served as a member of our board of directors since July 2018. From 1996 to December 2015, Mr. Morrison was a partner with Ernst & Young LLP, a public accounting firm, where he also served as U.S. Life Sciences Leader from 2002 to December 2015.

Mr. Morrison currently serves on the board of directors of Vera Therapeutics, Inc., Tarsus Pharmaceuticals and Zai Lab Limited. He previously served on the board of directors of Corvus Pharmaceuticals, Inc.

Mr. Morrison holds a B.S. in Business Administration from the University of California, Berkeley. He is a Certified Public Accountant (inactive). We believe Mr. Morrison is qualified to serve on our board of directors due to his experience in public accounting and the life sciences industry.

Board Composition and Refreshment Process

Our Nominating and Corporate Governance Committee believes that directors of the Company should possess personal and professional integrity; satisfactory levels of education and medical and/or pharmaceutical industry experience; broad-based business acumen; an appropriate level of understanding of our business and its industry; the ability and willingness to devote adequate time to the work of our Board and its committees; skills that complement those of other directors and that help build a board of directors that is effective, collegial and responsive to the needs of the Company; strategic thinking and a willingness to share ideas; a variety of experiences, expertise and backgrounds; and the ability to represent the interests of all of our stockholders. The Nominating and Corporate Governance Committee believes that the following information sets forth the specific skills, qualifications and experience that are important for directors of the Company to possess:

Leadership/CEO Experience (Experience as CEO or other senior leader of a public or private organization)

Finance/Accounting/Capital Markets (Experience or expertise in financial accounting and reporting or capital markets or financing expertise)

Scientific/Medical Background (Scientific or medical degree or work experience in related field)

Industry Experience (experience with complex issues within the pharmaceutical or related industry)

Public Policy/ Regulation/Legal (Experience with public policy and/or legal requirements or regulation in the pharmaceutical or related highly regulated industry)

Talent Management (Experience in recruiting, succession planning and talent management)

Public Company Board (Experience serving on a board of a public company and related complexities)

Operations/Marketing (Experience in commercialization or operations of a pharmaceutical company or marketing product development and branding experience)

The Nominating and Corporate Governance Committee continuously reviews the changing business and macroeconomic environment that the Company operates in, as well as the risks presented by changing business conditions, to align the membership of the Board with the strategic plan, growth opportunities and challenges. The Nominating and Corporate Governance Committee evaluates the current Board skills, experience, expertise, and other attributes when making decisions regarding the nomination of new and incumbent directors. The Nominating and Corporate Governance Committee considers each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in various areas.

The decision regarding the renomination of an incumbent director is determined based on the evaluation of contributions to the work of the Board and relevant committees, meeting attendance, skill set and overall contributions to the Company. When the Nominating and Corporate Governance Committee determines to add a new director, consideration is given to the skills, qualifications, and personal qualities outlined above. In addition, given the time commitment required for effective board service, the Nominating and Corporate Governance Committee also considers the professional obligations and other commitments of board candidates, as well as service on other boards, in order to ensure that a director has sufficient time to devote to the duties and responsibilities of service on the Board.

The Nominating and Corporate Governance Committee believes that it is critical to maintain an appropriate balance of tenure on the Board to enable the Company, its employees, customers and stockholders to benefit from the business, industry and other experiences of longer serving directors, as well as the fresh perspectives that new directors add, while acknowledging the value of continuity as Board composition evolves. As a result of this philosophy, the Nominating and Corporate Governance Committee strives to attain a measured rate of refreshment and new additions to the Board.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm for the year ending December 31, 2026, and is seeking ratification of such selection by our stockholders at the Annual Meeting. PwC has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2017. Representatives of PwC are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed by PwC relating to the years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,465,000	$1,555,000
Tax Fees(2)	200,000	87,500
All Other Fees(3)	2,000	2,000
Total Fees	$1,667,000	$1,644,500

(1)
All Audit Fees for the years ended December 31, 2025 and December 31, 2024 were for professional services rendered for the audits of our financial statements, including reviews of quarterly financial statements and professional services rendered in connection with our registration statements.
(2)
Tax Fees for the years ended December 31, 2025 and December 31, 2024 were for professional services rendered for international tax planning and tax advice.
(3)
All Other Fees for the years ended December 31, 2025 and December 31, 2024 represent license fees related to accounting disclosure software.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at https://ir.ideayabio.com/corporate-governance.

The Audit Committee approved all of the audit, tax and other services provided by PwC for 2025 and 2024 and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of IDEAYA under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee is also responsible for oversight of our compliance with applicable legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the independent registered public accounting firm. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://ir.ideayabio.com/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management IDEAYA’s audited financial statements as of and for the year ended December 31, 2025.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee discussed with PwC their independence, and received from PwC the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with PwC, with and without management present, the scope and results of PwC’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee also has selected PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and is seeking ratification of such selection by the stockholders.

Audit Committee

Scott W. Morrison, Chair

Jeffrey L. Stein, Ph.D.

Wendy L. Yarno

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement, commonly known as a “Say-on-Pay” vote. Accordingly, we are seeking an advisory vote, which is non-binding, to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement and the compensation tables and accompanying narrative disclosures that follow.

Board Recommendation

Our Compensation Committee and the Board believe that the information provided in the “Compensation Discussion and Analysis” section of this proxy statement, compensation tables and accompanying narrative disclosures demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our stockholders’ interests to support long-term value creation.

Accordingly, our Board recommends that stockholders vote “FOR” the following resolution:

RESOLVED, that the stockholders of IDEAYA approve, on an advisory basis, the 2025 compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure set forth in this Proxy Statement.

While the vote on this resolution is advisory and not binding on us, the Compensation Committee values thoughtful input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions. Our Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. We expect the next advisory vote on executive compensation to occur at the 2027 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON AN

ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at https://ir.ideayabio.com/corporate-governance. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at https://ir.ideayabio.com/corporate-governance.

Independence of the Board of Directors

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Hata, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Hata is not considered independent because he is an employee of IDEAYA. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Dr. Rosen currently serves as the Chair of our Board. In that role, Dr. Rosen presides over the executive sessions of the Board in which Mr. Hata does not participate and serves as a liaison between management and the Board.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees our cybersecurity and data privacy policies, programs and controls, including management's implementation of our cybersecurity risk management program, and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

• appoints our independent registered public accounting firm;

• evaluates the independent registered public accounting firm’s qualifications, independence and performance;

• determines the engagement of the independent registered public accounting firm;

• reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;

• reviews and approves all related party transactions on an ongoing basis;

• establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

• discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

• approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

• monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

• discusses on a periodic basis, or as appropriate, with management the Company’s policies and procedures with respect to risk assessment and risk management, including with respect to cybersecurity;

• reviews and discusses the Company’s cybersecurity and data protection policies, programs, and controls, information technology initiatives and related key issues, regulatory matters, and/or other concerns and reports to the Board on such discussions;

• is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

• annually reviews and assesses internal controls and treasury functions including cash management procedures;

• investigates any reports received through the ethics helpline and reports to the Board periodically with respect to the information received through the ethics helpline and any related investigations;

• reviews our critical accounting policies and estimates; and

• reviews the Audit Committee charter and the committee’s performance at least annually.

The current members of our Audit Committee are Scott W. Morrison, Jeffrey L. Stein, Ph.D., and Wendy L. Yarno. Mr. Morrison serves as the chairperson of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Morrison is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of the members of our Audit Committee is independent under the applicable rules of the SEC and Nasdaq.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to stockholders on the Company’s website at https://ir.ideayabio.com/corporate-governance.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. The Compensation Committee approves or recommends to our Board corporate goals and objectives relevant to the compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The Compensation Committee reviews the performance of our Chief Executive Officer and makes recommendations to our Board with respect to his compensation and our Board retains the authority to make compensation decisions relative to our Chief Executive Officer. The Compensation Committee also oversees the Company’s succession planning for the Chief Executive Officer and other executive officer roles. The Compensation Committee also oversees the Company's strategies, policies and practices with respect to human capital management and management development. The Compensation Committee also reviews and makes recommendations to our Board regarding the compensation of the Board’s non-employee directors. The Compensation Committee reviews and recommends to the Board changes to our Policy for Recovery of Erroneously Awarded Compensation. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

The current members of our Compensation Committee are Jeffrey L. Stein, Ph.D., Catherine Mackey, Ph.D., Terry J. Rosen, Ph.D. and Wendy L. Yarno. Dr. Stein serves as the chairperson of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available to stockholders on the Company’s website at https://ir.ideayabio.com/corporate-governance.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships, the size and composition of our Board, and the leadership structure of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Terry J. Rosen, Ph.D., M. Garret Hampton, Ph.D., and Scott W. Morrison. Dr. Rosen has served as a member of and the chairperson of the Nominating and Corporate Governance Committee since June 29, 2023. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Nominating and Corporate Governance Committee charter is available to stockholders on the Company’s website at https://ir.ideayabio.com/corporate-governance.

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

• personal and professional integrity;

• ethics and values;

• experience in corporate management, such as serving as an officer or former officer of a publicly held company;

• experience in the industries in which we compete;

• experience as a board member or executive officer of another publicly held company;

• diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

• conflicts of interest; and

• practical and mature business judgment.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 5000 Shoreline Court, Suite 300, South San Francisco, California 94080.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met six times during 2025. The Audit Committee met four times during 2025. The Compensation Committee met five times during 2025. The Nominating and Corporate Governance Committee met four times during 2025. Our Board and committees also act by unanimous written consent from time to time. During 2025, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders and each of our directors attended the 2025 annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 5000 Shoreline Court, Suite 300, South San Francisco, California 94080. The Corporate Secretary will forward the communication to the Board member(s).

Compensation Committee Interlocks and Insider Participation

During 2025, our Compensation Committee consisted of Drs. Mackey, Rosen and Stein, and Ms. Yarno. None of the members of our Compensation Committee has at any time been one of our officers or employees or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

Anti-Hedging Policy

Under our trading policies, directors, officers, and other employees, as well as their immediate family members and persons sharing their households, are prohibited from engaging in pledging IDEAYA securities as collateral to receive loans, including holding IDEAYA securities in a “margin account” (which would allow borrowing against holdings to buy securities), hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving IDEAYA securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2025 or entered into prior to January 1, 2025 which have continuing obligations to which we were a party in which:

• the amounts involved exceeded or will exceed $120,000; and

• any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION

2025 Director Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors who served on our Board during the year ended December 31, 2025. Mr. Hata is also a member of our Board but did not receive any additional compensation for his service as a director. See the “Compensation Discussion and Analysis” section of this proxy statement and the compensation tables and accompanying narrative disclosures that follow for information regarding the compensation paid to Mr. Hata in 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
M. Garret Hampton, Ph.D.	50,000	281,660	331,660
Susan L. Kelley, M.D.(2)	25,000	230,323	255,323
Catherine Mackey, Ph.D.	52,500	281,660	334,160
Scott W. Morrison	70,000	281,660	351,660
Terry J. Rosen, Ph.D.	97,500	281,660	379,160
Jeffrey L. Stein, Ph.D.	70,000	281,660	351,660
Wendy L. Yarno	62,500	281,660	344,160

(1)
Amounts reflect the grant date fair value of stock options granted during 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for the assumptions used in calculating these amounts. The table below shows the aggregate number of shares of our common stock underlying stock options held as of December 31, 2025 by each non-employee director.

Name	Shares Underlying Options Outstanding at Fiscal Year-End
M. Garret Hampton, Ph.D.	96,400
Susan L. Kelley, M.D.(2)	81,400
Catherine Mackey, Ph.D.	74,400
Scott W. Morrison	112,746
Terry J. Rosen, Ph.D.	96,400
Jeffrey L. Stein, Ph.D.	101,738
Wendy L. Yarno	107,400

(2)
In June 2025, Susan L. Kelley voluntarily resigned from the Board of Directors. She retained her option awards granted during 2025.

Narrative Disclosure to Director Compensation Table

Under our Non-Employee Director Compensation Program (the “Director Compensation Program”), our non-employee directors were entitled to receive cash compensation in 2025 as follows:

• An annual cash retainer in the amount of $45,000 per year.

• For the non-executive chairperson, an additional annual cash retainer in the amount of $35,000 per year.

• For the chairperson of the Audit Committee, an additional annual cash retainer in the amount of $20,000 per year for such chairperson’s service on the Audit Committee and for each non-chairperson member of the Audit Committee, an additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.

• For the chairperson of the Compensation Committee, an additional annual cash retainer in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee, and for each non-chairperson member of the Compensation Committee, an additional annual cash retainer in the amount of $7,500 per year for such member’s service on the Compensation Committee.

• For the chairperson of the Nominating and Corporate Governance Committee, an additional annual cash retainer in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee, and

for each non-chairperson member of the Nominating and Corporate Governance Committee, an additional annual cash retainer in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance

Committee.

Each non-employee director will automatically be granted an option to purchase 32,400 shares of our common stock upon appointment to our Board (the “Initial Grant”). Each non-employee director who has served as a member of our Board for at least 120 days as of the date of our annual stockholder meeting will automatically be granted an option to purchase 20,000 shares of our common stock on the date of such annual stockholder meeting (the “Annual Grant”). The Initial Grant will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders, subject to continued service through each applicable vesting date.

Under our Director Compensation Program, the vesting of any unvested equity awards held by a non-employee director as of a change in control will automatically accelerate in full.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of March 31, 2026.

Name	Age	Position(s)
Yujiro S. Hata	51	President, Chief Executive Officer and Director
Joshua Bleharski, Ph.D.	51	Chief Financial Officer (Principal Financial Officer)
Andres Ruiz Briseno	40	Chief Accounting Officer (Principal Accounting Officer)
Darrin M. Beaupre, M.D., Ph.D.	59	Chief Medical Officer
Michael A. White, Ph.D.	61	Chief Scientific Officer
Douglas B. Snyder	61	Chief Legal Officer
Stuart C. Dorman	48	Chief Commercial Officer

Executive Officers

Mr. Hata’s biographical information is included above under “Proposal No. 1 Election of Directors.”

Joshua Bleharski, Ph.D. has served as our Chief Financial Officer since May 2025 and as our principal financial officer since June 2025. Dr. Bleharski spent nearly 17 years with J.P. Morgan, where he was a Managing Director and Global Co-Head of Biopharma within the Healthcare Investment Banking group. Over the course of his banking career Dr. Bleharski advised on deals representing more than $65 billion of value, with a focus on capital markets transactions, mergers and acquisitions, and corporate strategy. Prior to J.P. Morgan, Dr. Bleharski worked as a Senior Staff Scientist at a private biotechnology company in San Diego and was a post-doctoral fellow at the La Jolla Institute for Allergy and Immunology and the UCLA School of Medicine. Dr. Bleharski received his M.B.A. from the Haas School of Business at the University of California, Berkeley, Ph.D. in immunology from the University of California, Los Angeles and B.S. in biology from Duke University.

Andres Ruiz Briseno has served as our Chief Accounting Officer since March 2025 and as our principal accounting officer since July 2023. He served as our principal financial officer from December 2023 to June 2025. He served as our Senior Vice President, Head of Finance and Investor Relations from July 2023 to February 2025. From November 2021 to June 2023, he served as our Vice President, Head of Business Operations and Investor Relations. From July 2021 to October 2021, Mr. Briseno was Senior Vice President, Finance & Principal Accounting Officer at Neumora Therapeutics, a biotechnology company. Previously, he held roles at IDEAYA from August 2016 to July 2021, including most recently as Vice President, Finance. Prior to joining the Company in 2016, Mr. Briseno held several roles at Pharmacyclics, Inc., including as Associate Director, Financial Planning and Analysis. Prior to that, Mr. Briseno held roles at Theravance, Inc., and in PricewaterhouseCoopers’ audit and assurance practice where he focused on life science and venture capital clients. Mr. Briseno obtained his B.S. in Business Administration with a concentration in Corporate Financial Management from San Jose State University and is a Certified Public Accountant, licensed in the state of California.

Darrin M. Beaupre, M.D., Ph.D. has served as our Chief Medical Officer since November 2022. From November 2020 to November 2022, Dr. Beaupre served as Chief Medical Officer with Biosplice Therapeutics, Inc., a biopharmaceutical company. From February 2017 to November 2020, Dr. Beaupre was Senior Vice President, Early Oncology Development and Clinical Research, at Pfizer Inc., a pharmaceutical and biotechnology company. From October 2012 to February 2017, Dr. Beaupre was with Pharmacyclics, Inc, a biotechnology company, in various capacities including as Head of Early Development and Immunotherapy. From October 2006 to October 2012, Dr. Beaupre was a Medical Director at Amgen Inc., a pharmaceutical and biotechnology company. Dr. Beaupre also taught medicine at the H. Lee Moffitt Cancer Center and Research Institute and the University of Miami. He received his M.D. and Ph.D. in Cancer Biology at the University of Texas at Houston and MD Anderson Cancer Center, respectively, where he was a member of the MD PhD program. Dr. Beaupre obtained his M.S. and B.S. in Biological Sciences from the University of Lowell.

Michael A. White, Ph.D. has served as our Chief Scientific Officer since October 2021. From April 2020 to October 2021, Dr. White served as Chief Scientific Officer of Biosplice Therapeutics, Inc. a biopharmaceutical company. From April 2016 to April 2020, Dr. White served as Chief Scientific Officer and Head of Tumor Biology at Pfizer Inc., a pharmaceutical and biotechnology company. From 1995 to 2016, Dr. White was at UT Southwestern Medical Center where he was a Professor of Cell Biology and founding Director of the Cancer Intervention and Prevention Discovery Program. Dr. White obtained his Ph.D. in Biology from the University of North Carolina at Chapel Hill and afterward completed his postdoctoral fellowship in Biology at Cold Springs Harbor Laboratory. Dr. White obtained his B.S. in Biology from the University of Iowa.

Douglas B. Snyder has served as our Chief Legal Officer since January 2026. He served as our Senior Vice President, General Counsel from September 2024 to December 2025. From 2017 to 2022, Mr. Snyder served as Executive Vice President, Chief Legal Officer and Secretary to GW Pharmaceuticals, a biopharmaceutical company. From 2012 to 2017, Mr. Snyder served as Senior Vice

President, General Counsel, and secretary for Actelion U.S., a pharmaceuticals and biotechnology company. Prior to that, Mr. Snyder held the position of Senior Vice President, General Counsel and Secretary at Eisai Inc., where he led the Legal, Compliance, Legislative Affairs, Internal Audit and Security Group. From 1999-2005, he was vice-president, associate general counsel for GlaxoSmithKline (“GSK”). During his tenure at GSK, Mr. Snyder managed the legal and communications strategies related to some of GSK’s most high-profile matters concerning the New York Attorney General, the U.S. Department of Justice and the FDA. Before joining the pharmaceutical industry, he held the role of Associate General Counsel for the FDA where he counseled the Commissioner, appeared before Congress in key initiatives, and led the initial False Claims/Kickback cases against the pharmaceutical industry.

Stuart C. Dorman has served as our Chief Commercial Officer since December 2024. From October 2020 to November 2024, Mr. Dorman served as Vice President, US Oncology Business Unit Head at Gilead Sciences, a leading biopharmaceutical company. From July 2006 to October 2020, Mr. Dorman held various commercial roles of increasing responsibility, including Vice President of Oncology Worldwide Commercialization at Bristol Myers Squibb, a leading biopharmaceutical company. From 1999 to 2004, Mr. Dorman was a Senior Consultant and Manager at Trinity Partners LLC, a strategy consulting company for the life sciences industry. He obtained his MBA from the Stanford Graduate School of Business and received his AB in Economics from Harvard University.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2025 Financial and Business Highlights

We had a very successful year in 2025, with superb progress in our clinical programs and our research programs. Key highlights include the following:

•
In December 2025, we completed full enrollment of 437 patients in the registration-enabling Phase 2/3 trial, evaluating darovasertib in combination with crizotinib in first line HLA*A2 negative in metastatic uveal melanoma.
•
In October 2025, we reported positive data at the Society for Melanoma Research Congress from our single-arm Phase 2 trial of darovasertib in combination with crizotinib in 1L mUM patients, which included the first median OS data presented with the combination.
•
In October 2025, we presented positive data at the European Society for Medical Oncology from our randomized, Phase 2 trial of darovasertib in neoadjuvant UM. Data were from 95 patients, including 56 recommended for EN and 39 eligibles for plaque brachytherapy-eligible.
•
In September, we announced positive interim Phase 2 data for darovasertib in the neoadjuvant setting for primary uveal melanoma.
•
We initiated a randomized Phase 3 trial of darovasertib in the neoadjuvant setting.
•
In August 2025, we entered into an exclusive license agreement with Servier, pursuant to which we granted to Servier an exclusive license under certain intellectual property rights controlled by us relating to darovasertib to develop and commercialize products in all countries worldwide except for the United States for all diagnostic, prophylactic and therapeutic uses in humans.
•
In March 2025, we obtained Breakthrough Therapy designation from FDA for darovasertib as a neoadjuvant treatment of adult patients with primary UM for whom enucleation has been recommended.
•
In September 2025, we presented positive initial Phase 1 data for IDE849, our DLL3 TOP1 ADC. DLL3 was presented at the International Association for the Study of Lung Cancer’s 2025 World Conference on Lung Cancer in Barcelona, Spain.
•
In April 2025 we received U.S. investigational new drug (“IND”) clearance for IDE849 from the FDA to begin a global Phase 1 trial in patients with SCLC, NEC and other DLL3-overexpressing tumors.
•
In March 2026, we announced the enrollment of the first patient in the Phase 1 combination study of IDE849 and IDE161, PARG inhibitor, evaluating DLL3 upregulated solid tumor indications, including small cell lung cancer, neuroendocrine tumors, and melanoma.
•
We received IND clearance from the FDA for IDE034, our B7H3/PTK7 bispecific TOP1 ADC, in the fourth quarter of 2025 and, in February 2026, we enrolled the first patient in the Phase 1 dose escalation/expansion trial.

•
In September 2025, we presented initial Phase 1/2 data from the combination of IDE397, an oral, small molecule inhibitor of MAT2A, in combination with Trodelvy® (sacituzumab govitecan-hziy), Gilead’s Trop-2 directed ADC, in patients with MTAP-deletion urothelial cancer.
•
We received IND clearance from the FDA for IDE892, our oral small molecule MTA-cooperative PRMT5 inhibitor, in the third quarter of 2025 and, in March 2026, we enrolled the first patient in the Phase 1 trial of IDE892, evaluating its safety tolerability, pharmacokinetics, and pharmacodynamics.
•
In December 2025, we submitted an IND for IDE574, our small molecule equipotent dual inhibitor of the lysine acetyl transferase (“KAT”) 6 and 7; in January 2026, we received IND clearance from the FDA for IDE574, and in April 2026, we enrolled the first patient in the Phase 1 dose escalation/expansion trial.

Our compensation program for executive officers is designed to encourage our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

In this Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified below during fiscal 2025, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal 2025 and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2025, which consist of our principal executive officer, our principal financial officer, our Chief Accounting Officer (who previously served as our principal financial officer) and our three other most highly compensated executive officers for fiscal year 2025 (collectively, the “named executive officers”) are:

•
Yujiro S. Hata, who serves as Chief Executive Officer and is our principal executive officer;
•
Joshua Bleharski, Ph.D., who serves as Chief Financial Officer and is our principal financial officer;
•
Andres Ruiz Briseno, who serves as Chief Accounting Officer and is our principal accounting officer;
•
Darrin M. Beaupre, M.D., Ph.D., who serves as Chief Medical Officer;
•
Michael A. White, Ph.D., who serves as Chief Scientific Officer; and
•
Douglas B. Snyder, who serves as Chief Legal Officer

This section also describes the actions and decisions of our Compensation Committee as it relates to fiscal 2025 compensation decisions.

Stockholder Engagement and Say-on-Pay

Shareholder engagement is important to us. We are open to stockholders’ comments year-round.

In 2025, we conducted our annual advisory vote on say-on-pay and received a favorable response from our stockholders with approximately 78% of our present, eligible shareholders voting favorably on our executive compensation program. Although this is a non-binding advisory vote, we value the opinions of our stockholders, and our Board and Compensation Committee will consider the outcome of future say-on-pay votes, in addition to other relevant stockholder feedback that may be received throughout the year, when making future compensation decisions.

Details of our Executive Compensation Program

Compensation Philosophy, Objectives and Rewards

Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short and long-term objectives, business strategy and financial performance. Our compensation objectives are designed to support these goals by:

•
Attracting and retaining talented and experienced executives in a competitive and dynamic market;
•
Motivating our named executive officers to help the Company achieve the best possible financial and operational results;
•
Providing reward opportunities consistent with our performance; and

•
Aligning the long-term interests of our named executive officers with those of our stockholders.

Role of the Board and Compensation Committee in the Determination of Executive Compensation

During fiscal 2025, our Board made compensation decisions with respect to our Chief Executive Officer based on the recommendations of the Compensation Committee, and the Compensation Committee also made compensation decisions with respect to our named executive officers other than our Chief Executive Officer. The Chief Executive Officer does not participate in any Committee or Board discussions of his compensation. We expect that our Board and Compensation Committee will make future compensation decisions with respect to our Chief Executive Officer and our other named executive officers, respectively.

In making executive compensation determinations for fiscal 2025, our Board and Compensation Committee considered a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to himself), current and past total compensation, competitive market data and analysis provided by Aon, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each named executive officer’s individual performance and contributions (other than himself), of which he has direct knowledge.

Role of Compensation Consultant in Determining Executive Compensation

When making compensation decisions for fiscal 2025, our Compensation Committee considered advice and data provided by Aon’s Talent Solutions practice, a division of Aon plc (“Aon”), its independent compensation consultant. Aon is retained directly by our Compensation Committee to formalize and implement our compensation philosophy and develop compensation arrangements consistent with that philosophy. The Compensation Committee has assessed the independence of Aon pursuant to SEC rules and Nasdaq listing standards and concluded that Aon’s work for the Compensation Committee does not raise any conflict of interest.

In September 2024, following consultation with Aon, our Compensation Committee approved a new peer group (the “2025 Peer Group”) based primarily on an analysis of sector, stage of clinical development, headcount, geography and market capitalization. The 2025 Peer Group consisted of the following companies:

Arcellx, Inc.	Kura Oncology, Inc.
Arvinas, Inc.	Kymera Therapeutics, Inc.
Biohaven Ltd.	Morphic Holding, Inc.
BridgeBio Pharma, Inc.	Nuvalent, Inc.
Celldex Therapeutics, Inc.	Relay Therapeutics, Inc.
Cerevel Therapeutics Holdings, Inc.	Revolution Medicines, Inc.
Cogent Biosciences, Inc.	Protagonist Therapeutics, Inc.
Crinetics Pharmaceuticals, Inc.	Syndax Pharmaceuticals, Inc.
CRISPR Therapeutics AG	Vaxcyte, Inc.
Denali Therapeutics, Inc.	Xencor, Inc.
Immunovant, Inc.

The 2025 Peer Group was selected by considering publicly-traded, pre-commercial biopharma companies, with a focus on oncology, in the San Francisco/Bay Area, Boston/Cambridge area and other biotech “hub” locations, with market cap between $1.0 billion and $10.0 billion, based on IDEAYA’s market capitalization of approximately $3.2 billion as of August 30, 2024, and headcount between 50 and 450 employees, based on IDEAYA’s headcount of 145 employees at the time. At the time the 2025 Peer Group was approved, our company fell at the 47th percentile based on market capitalization of the 2025 Peer Group and 25th percentile based on the headcount of the 2025 Peer Group. Changes to the 2025 Peer Group from the prior year's peer group were as follows:

•
Companies removed due to acquisition or misalignment with the updated peer selection criteria: Ambrx Biopharma, Inhibrx Biosciences, RAPT Therapeutics, Replimune Group, Ventyx Biosciences, Zentalis Pharmaceuticals.

•
Companies added to the 2025 Peer Group based on alignment with the peer selection criteria: Biohaven, BridgeBio Pharma, CRISPR Therapeutics, Kymera Therapeutics, Protagonist Therapeutics.

Our Compensation Committee used the 2025 Peer Group to help structure a competitive executive compensation program, by considering the 25th, 50th and 75th percentiles of market data, and made individual compensation decisions based on comparable positions at companies with which we compete for talent. The 2025 Peer Group was considered in establishing our named executive officers’ 2025 compensation, but the Compensation Committee does not establish compensation levels solely based on a review of competitive data. Instead, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Elements of Our Executive Compensation Program

Historically, and for fiscal 2025, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
Annual Performance-Based Incentive Compensation	Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives.
Equity-Based Long-Term Incentive Compensation	Equity compensation, provided in the form of stock options, aligns the long-term interests of our executives with those of our stockholders’ interests, and helps retain executive talent.

In addition, our named executive officers are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control.

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries for our named executive officers were initially established through competitive market data at the time an executive was hired. The Compensation Committee does not have any formal policies for allocating compensation among salary, annual cash incentive awards and long-term incentive equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee exercises judgment to establish a total compensation program for each Named Executive Officer that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that the Compensation Committee believes is appropriate to achieve the goals of our executive compensation program and our corporate goals and objectives. In setting the elements of compensation, the Compensation Committee considers prior compensation paid and amounts realizable from prior stock-based awards, as well as other benefits provided by the Company.

In early 2025 and retroactive to January 1, 2025, our Board approved an annual merit increase to Mr. Hata’s annual base salary of 8.4%, based on the recommendation of our Compensation Committee. At the same time, our Compensation Committee approved annual merit increases to our other named executive officers’ base salaries ranging from 1% to 9%. In establishing 2025 base salaries, the Compensation Committee considered multiple factors including individual and Company performance, competitive market data derived from our peers and tenure. The following table sets forth the base salaries of our named executive officers for fiscal 2025:

Named Executive Officer Fiscal 2025 Base Salary

Name	2025 Annualized Base Salary ($)	2024 Annualized Base Salary ($)
Yujiro S. Hata	700,000	646,000
Joshua Bleharski, Ph.D.(1)	500,000	—
Andres Ruiz Briseno	417,000	382,500
Darrin M. Beaupre, M.D., Ph.D.	526,500	501,500
Michael A. White, Ph.D.	519,000	489,500
Douglas B. Snyder	440,000	435,000

(1)
Dr. Bleharski joined the Company in May 2025 as Chief Financial Officer.

Cash-Based Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program that emphasizes pay for performance by aligning annual cash compensation with operational achievements, incentivizing our named executive officers to drive performance that supports long-term stockholder value creation. Each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. In fiscal 2025, our named executive officers participated in our annual cash incentive bonus program at the following target percentages of base salary:

Name	2025 Target Bonus Percentage
Yujiro S. Hata	60%
Joshua Bleharski, Ph.D.	40%
Andres Ruiz Briseno	40%
Darrin M. Beaupre, M.D., Ph.D.	40%
Michael A. White, Ph.D.	40%
Douglas B. Snyder	40%

Mr. Hata’s bonus is based 100% on the achievement of corporate performance objectives recommended by the Compensation Committee and approved by the Board. The other named executive officers’ bonuses are based 70% on the achievement of corporate performance objectives and 30% on the achievement of individual performance assessment. Our Board and Compensation Committee have full discretion to determine the achievement percentage of the corporate performance objectives and individual performance assessment, between zero percent achievement and above one hundred percent achievement.

The corporate performance objectives under our 2025 corporate bonus plan were established in early 2025. The corporate performance objectives were a mix of clinical development objectives related to the initiation of clinical trials, regulatory milestones and clinical trial progress milestones, preclinical objectives related to development candidate selection and target candidate progression milestones, and corporate development objectives related to facilities, organizational growth, structure and capabilities, strategic initiatives and investor relations. The clinical and preclinical objectives were allocated a weighting of 70% of the overall corporate performance objectives, and the corporate development objectives were allocated a weighting of 30% of the overall corporate performance objectives.

The clinical and preclinical goals were comprised of our IDE196 Darovasertib program, IDE397 MAT2A program, IDE849 DLL3 program, IDE161 PARG program, IDE892 PRMT5 program, IDE034 B7H3/PTK7 program, and IDE574 KAT6/7 program. The corporate development goals related to the US commercial launch readiness activities of Darovasertib, enhancement of our balance sheet and investor base, business development, and the corporate compliance and infrastructure to support our operating plan. We do not publicly disclose the specific goals that make up the clinical development, preclinical and corporate development objectives because it would cause competitive harm. However, our Board and Compensation Committee established the goals with the intent that they be difficult to achieve and would not be achieved with ordinary or below ordinary effort.

In February 2026, our Board and Compensation Committee evaluated 2025 corporate performance against the pre-established goals and determined that the corporate performance objectives were achieved at 90% of target following its evaluation of each of the clinical development, preclinical and corporate development objectives. The individual assessment of each executive officer entails review of the following categories of performance: timeliness of achieving program goals and clinical readouts within pre-established goals, establishing the program strategy and alignment with FDA, functional leadership, compliance and risk management. In February 2026, our Compensation Committee reviewed the individual performance for each of the named executive officers and determined that each of our named executive officers (other than Mr. Hata whose bonus is based entirely on corporate performance) achieved at least 100% of their individual performance assessment based on the assessment and recommendation of the Chief Executive Officer regarding each of their individual performance in 2025.

The actual annual cash bonuses earned by each of our named executive officers for 2025 performance are set forth below in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Sign-On Bonus

In connection with Dr. Bleharski’s commencement of employment with us, we paid him a sign-on bonus of $150,000. The sign-on bonus is subject to clawback in the event Dr. Bleharski’s employment with us terminates during the first year of his employment.

Equity-Based Compensation

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders.

In February 2025, our Board determined to award stock options to Mr. Hata and our Compensation Committee determined to award stock options to our other named executive officers, in each case under our 2019 Incentive Award Plan (the “2019 Plan”), which as an equity vehicle prioritizes increasing stockholder value, aligning our employees and executives’ interests with those of our stockholders, and promoting a long-term focus.

In determining the number of shares underlying options granted to each named executive officer, our Board and Compensation Committee considered peer group data based on the value of competitive equity targets as well as competitive percent of company targets (referencing the 50th and 75th percentile of our peer group for similar positions), the recommendations of our Chief Executive Officer (other than with respect to himself), each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, Company performance and significant total shareholder value creation during 2024, and internal equity pay considerations. The Committee also evaluated aggregate equity spend / share usage of the 2025 equity program relative to peers and prior years.

The exercise price of all stock option awards to named executive officers is equal to the closing price of our stock on the date of the grant. Consistent with our historical practice, and in order to promote both retention and long-term focus of our employees and executives, twenty-five percent (25%) of the shares of our common stock subject to the options vests on the one-year anniversary of the vesting commencement date and one forty-eighth (1/48th) of the shares of common stock subject to the options vest on each monthly anniversary of the vesting commencement date thereafter, in each cases subject to the employee’s or executive’s continued service to the Company through each such vesting date. For our annual equity grants, the vesting commencement date is set as January 1 of the year of grant.

The following table sets forth the stock options granted to our named executive officers in the 2025 fiscal year.

Name	Shares underlying 2025 Stock Options Granted(1)
Yujiro S. Hata	600,000
Joshua Bleharski, Ph.D.	250,000
Andres Ruiz Briseno	75,000
Darrin M. Beaupre, M.D., Ph.D.	185,000
Michael A. White, Ph.D.	185,000
Douglas B. Snyder	33,000

(1)
All options were granted as part of the Company’s annual compensation award cycle, except for the option to purchase 250,000 shares of our common stock granted to Dr. Bleharski on May 29, 2025 in connection with his commencement of employment.

Perquisites and Other Benefits

We provide limited perquisites to our named executive officers when our Compensation Committee determines that such perquisites are necessary or advisable to fairly compensate or incentivize our employees. In 2025, we provided each of our named executive officers with a $150 monthly cell phone allowance but did not provide any other perquisites. We also provide relocation assistance for newly hired executives as necessary.

We may provide tax “gross ups” to our named executive officers in certain situations, such as for relocation assistance.

Health and Welfare Benefits

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•
medical, dental and vision benefits;
•
medical and dependent care flexible spending accounts;
•
short-term and long-term disability insurance; and
•
group term life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Deferred Compensation and Other Retirement Benefits

401(k) Plan. We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions to eligible participants immediately after plan entry. Currently, we match contributions made by participants in the 401(k) plan at the rate of 100% match on employee contributions up to 3% of the participant’s annual base salary and at the rate of 50% match on employee contributions between 3% and 5% of their salary, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employment and Severance Arrangements

In 2025, we were party to an employment agreement with each of our named executive officers, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Board and Compensation Committee believe that these types of arrangements are necessary to attract and retain executive talent in an extremely competitive labor market and are a customary component of executive compensation. In particular, such arrangements can serve to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to provide our named executive officers with treatment that is competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our named executive officers would have been eligible to receive as of December 31, 2025, are set forth in “Potential Payments Upon Termination or Change in Control.”

Other Policies and Considerations

Compensation Recovery Policy. Our Policy for Recovery of Erroneously Awarded Compensation, provides that we may recover any cash or equity compensation of our executive officers in the event that an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws occurs and would have reduced the amount of incentive compensation if known at the time of the award or payout. The recoverable amount is generally such amount that would not have otherwise been earned or paid if the financial results had been properly reported.

Insider Trading Compliance Policy. Our Board has adopted an Insider Trading Compliance Policy which provides that no officer, director, employee or consultant, or any immediate family member or any member of the household of any such person, shall purchase or sell any type of security while in possession of material, non-public information relating to the security, whether the issuer of such security is the Company or any other company. This prohibition includes any interest or position relating to put options, call options or short sales, or engaging in hedging transactions. In addition, our Insider Trading Compliance Policy provides that no employee, officer or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities. We believe our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. A copy of our Insider Trading Compliance Policy can be found as Exhibit 19.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Equity Grant Practices. We do not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal year 2025, we did not grant stock options, stock appreciation rights, or similar option-like instruments to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Tax and Accounting Considerations

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for “covered employees”, which generally include all named executive officers. While our Board and Compensation Committee may take the deductibility of compensation into account when making compensation decisions, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our Company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.

Tax Considerations. Our Board and Compensation Committee take into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999.

Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from certain of their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of IDEAYA under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Committee

Jeffrey L. Stein, Ph.D., Chair

Catherine J. Mackey, Ph.D.

Terry J. Rosen, Ph.D.

Wendy L. Yarn

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total
Yujiro S. Hata	2025	700,000	—	8,418,840	378,000	15,800	9,512,640
President and Chief Executive Officer	2024	646,000	—	15,946,272	323,000	15,600	16,930,872
	2023	598,000	—	5,083,440	299,000	15,000	5,995,440
Joshua Bleharski, Ph.D.(6)	2025	333,333	150,000	3,463,975	186,000	14,014	4,147,322
Chief Financial Officer		—	—	—	—	—	—
Andres Ruiz Briseno	2025	417,000	—	1,052,355	168,000	15,800	1,653,155
Chief Accounting Officer	2024	382,500	—	2,823,819	133,875	15,600	3,355,794
	2023	345,000	—	927,417	125,125	15,000	1,412,542
Darrin M. Beaupre, M.D., Ph.D.	2025	526,500	—	2,595,809	196,000	15,800	3,334,109
Chief Medical Officer	2024	501,500	—	5,315,424	228,100	15,600	6,060,624
	2023	473,000	—	1,143,774	189,200	3,377	1,809,351
Michael A. White, Ph.D.	2025	519,000	—	2,595,809	193,500	15,800	3,324,109
Chief Scientific Officer	2024	489,500	—	4,650,996	223,300	15,600	5,379,396
	2023	462,000	—	2,096,919	184,800	15,000	2,758,719
Douglas B. Snyder	2025	440,000	—	463,036	164,000	64,523	1,131,560
Chief Legal Officer		—	—	—	—	—	—

(1)
The amount reported for Dr. Bleharski represents his salary earned in 2025 since his hire date of May 1, 2025.
(2)
Amounts reported represent sign-on bonuses received in connection with the executive officer's initial employment offer.
(3)
Amounts reported for 2025 reflect the grant date fair value of stock options granted during 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. See Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for the assumptions used in calculating these amounts.
(4)
Amounts reported for 2025 represent the amounts of the annual performance-based cash bonus earned by our named executive officers based on the achievement of certain corporate performance objectives and individual performance assessment, as applicable, for the fiscal year ended December 31, 2025. Please see the descriptions of the annual performance-based cash bonuses paid to our named executive officers under “2025 Compensation Discussion and Analysis – Cash-Based Incentive Compensation” above.
(5)
Amounts reported for 2025 for Mr. Hata include $1,800 in cell phone allowance and $14,000 in 401(k) employer matching contributions. Amounts reported for Dr. Bleharski include $1,200 in cell phone allowance and $12,814 in 401(k) employer matching contributions. Amounts reported for Mr. Ruiz Briseno include $1,800 in cell phone allowance and $14,000 in 401(k) employer matching contributions. Amounts reported for Dr. Beaupre include $1,800 in cell phone allowance and $14,000 in 401(k) employer matching contributions. Amounts reported for Dr. White include $1,800 in cell phone allowance and $14,000 in 401(k) employer matching contributions. Amounts reported for Mr. Snyder include $1,800 in cell phone allowance, $49,976 in relocation expenses and $12,747 in employer matching contributions. Of the $49,976 in relocation expenses, $36,852 was reimbursed to Mr. Snyder and $13,124 were taxes paid by the Company on behalf of him.
(6)
Dr. Bleharski joined the Company in May 2025 as Chief Financial Officer. Amounts reported for his salary were from May 1, 2025, his first date of employment, to December 31, 2025.

Grants of Plan-Based Awards

The following table sets forth information concerning the non-equity incentive awards and equity-based awards granted to our named executive officers in 2025.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(3)
Yujiro S. Hata	2025 Option Awards	2/27/2025	—	600,000	20.24	8,418,840
	Corporate Bonus		420,000	—	—	—
Joshua Bleharski, Ph.D.(4)	2025 Option Awards	5/29/2025	—	250,000	20.05	3,463,975
	Corporate Bonus		200,000	—	—	—
Andres Ruiz Briseno	2025 Option Awards	2/27/2025	—	75,000	20.24	1,052,355
	Corporate Bonus		166,800	—	—	—
Darrin M. Beaupre, M.D., Ph.D.	2025 Option Awards	2/27/2025	—	185,000	20.24	2,595,809
	Corporate Bonus		210,600	—	—	—
Michael A. White, Ph.D.	2025 Option Awards	2/27/2025	—	185,000	20.24	2,595,809
	Corporate Bonus		207,600	—	—	—
Douglas B. Snyder	2025 Option Awards	2/27/2025	—	33,000	20.24	463,036
	Corporate Bonus		176,000	—	—	—

(1)
Represents the target annual bonus opportunities for the applicable named executive officer. Our annual bonus program did not provide for threshold or maximum performance opportunities in 2025. For additional detail on our annual bonus program, please see “Compensation Discussion and Analysis – Cash-Based Incentive Compensation” above.
(2)
Represents stock option awards, which vest and become exercisable as to 25% of the total number of shares underlying the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares underlying the option on each monthly anniversary of the vesting commencement date thereafter, subject to continued service through the applicable vesting date. All stock option awards were from the 2019 Plan, except for Dr. Bleharski's grant in connection with his commencement of employment was from the 2023 Inducement Award Plan (“2023 Plan”).
(3)
Amounts reported reflect the grant date fair value of stock options granted computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. See Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for the assumptions used in calculating these amounts.
(4)
Dr. Bleharski joined the Company in May 2025 as Chief Financial Officer. The grant disclosed herein was granted to him in connection with his commencement of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding stock options for each named executive officer as of December 31, 2025.

		Option Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Yujiro S. Hata	2/27/2018	49,454	—	4.31	2/27/2028
	3/13/2019	180,862	—	11.08	3/13/2029
	2/21/2020	215,000	—	6.92	2/21/2030
	2/24/2021	182,192	—	19.52	2/24/2031
	3/1/2022	254,581	5,419	12.86	3/1/2032
	2/24/2023	291,664	108,336	17.04	2/24/2033
	3/1/2024	229,993	250,007	46.22	3/1/2034
	2/27/2025	—	600,000	20.24	2/27/2035
Joshua Bleharski, Ph.D.	5/29/2025	—	250,000	20.05	5/29/2035
Andres Ruiz Briseno	11/1/2021	60,000	-	22.30	11/1/2031
	3/1/2022	28,150	600	12.86	3/1/2032
	2/24/2023	30,982	11,518	17.04	2/24/2033
	6/29/2023	13,589	8,911	23.23	6/29/2033
	3/1/2024	40,723	44,277	46.22	3/1/2034
	2/27/2025	—	75,000	20.24	2/27/2035
Darrin M. Beaupre, M.D., Ph.D.	11/21/2022	138,742	41,258	17.48	11/21/2032
	2/24/2023	65,620	24,380	17.04	2/24/2033
	3/1/2024	76,658	83,342	46.22	3/1/2034
	2/27/2025	—	185,000	20.24	2/27/2035
Michael A. White, Ph.D.	10/25/2021	200,000	—	22.01	10/25/2031
	3/1/2022	62,072	1,928	12.86	3/1/2032
	2/24/2023	120,309	44,691	17.04	2/24/2033
	3/1/2024	67,079	72,921	46.22	3/1/2034
	2/27/2025	—	185,000	20.24	2/27/2035
Douglas B. Snyder	9/26/2024	43,749	96,251	30.50	9/26/2034
	2/27/2025	—	33,000	20.24	2/27/2035

(1)
Each option vests and becomes exercisable as to 25% of the total number of shares underlying the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares underlying the option on each monthly anniversary of the vesting commencement date thereafter, subject to continued service through the applicable vesting date.

Option Exercises and Stock Vested

The following table sets forth information concerning the stock options that were exercised by our named executive officers in 2025. None of our named executive officers held stock awards in 2025.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Yujiro S. Hata	12,808	19,238
Joshua Bleharski, Ph.D.	—	—
Andres Ruiz Briseno	—	—
Darrin M. Beaupre, M.D., Ph.D.	—	—
Michael A. White, Ph.D.	—	—
Douglas B. Snyder	—	—

(1)
Computed by determining the difference between the closing trading price of our common stock on the date of exercise and the exercise price of the exercised stock option, multiplied by the number of shares acquired upon exercise of the option.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with each of our named executive officers. The employment agreements provide for initial base salaries (subject to annual increases), target cash incentives, and benefit plan participation. In addition, each employment agreement provides for the following severance and change in control benefits:

Mr. Hata. In the event that Mr. Hata’s employment with us is terminated by us without “cause” or he resigns for “good reason” (each, as defined in the employment agreement) outside of a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, Mr. Hata will be entitled to receive: (i) a lump sum severance payment equal to his annual base salary; and (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination. In the event Mr. Hata’s employment with us is terminated by us without “cause” or he resigns for “good reason” during a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, Mr. Hata will be entitled to receive: (i) a lump sum severance payment equal to 1.5 times his annual base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 18 months following the date of termination; and (iii) full acceleration of his equity awards.

Each other named executive officer. In the event that a named executive officer’s employment with us is terminated by us without “cause” or he resigns for “good reason” (each, as defined in the employment agreement) outside of a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, the named executive officer will be entitled to receive: (i) a lump sum severance payment equal to seventy-five percent of his annual base salary; and (ii) payment or reimbursement of continued healthcare coverage for up to 9 months following the date of termination. In the event the named executive officer’s employment with us is terminated by us without “cause” or he resigns for “good reason” during a period of time that begins three months prior to and ends 12 months following a change in control, then, subject to timely delivering to us a release of claims, the named executive officer will be entitled to receive: (i) a lump sum severance payment equal to his annual base salary and target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination; and (iii) full acceleration of his equity awards.

As used in the named executive officers’ employment agreements:

•
“cause” means: the occurrence of any of the following events: (i) the named executive officer’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the named executive officer’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) the named executive officer’s intentional material violation of any contract or agreement between the named executive officer and the Company or of any statutory duty owed to the Company; (iv) the named executive officer’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) the named executive officer’s gross misconduct.
•
“change in control” means any of the following types of transactions: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale exchange or transfer of all or substantially all of the assets of the Company (each, a “transaction”), wherein the stockholders of the Company immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or the successor entity, or in the case of a transaction described in (iii), the corporation or other entity to which the assets of the Company were transferred, as the case may be. Notwithstanding the foregoing, a transaction shall not constitute a change in control if (i) its sole purpose is to change the state of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (iii) it constitutes the Company’s initial public offering for its securities; or (iv) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Board in its discretion).
•
“good reason” means that the named executive officer has complied in all material respects with the “good reason process (defined below) following the occurrence of any of the following events, without the named executive officer’s prior written consent: (i) a material reduction of the named executive officer’s annual base salary (unless pursuant to a salary reduction program applicable generally to the Company’s senior management employees); or (ii) relocation of the named executive officer’s principal place of employment to a place that increases the named executive officer’s one way commute by more than seventy-five (75) miles as compared to the named executive officer’s then current principal place of business immediately prior to such relocation; or (iii) a material reduction in the named executive officer’s job title and primary duties, responsibilities and authorities, provided however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless the named executive officer’s duties are materially reduced from the prior duties.
•
“good reason process” means that (i) the named executive officer has reasonably determined in good faith that a good reason condition has occurred, (ii) the named executive officer has notified the Company in writing of the first occurrence of the good reason condition within 60 days of the first time the named executive officer becomes aware of the occurrence of such condition, (iii) the named executive officer has cooperated in good faith with the Company’s efforts, for a period not less than 30 days following the Company’s receipt of such notice (the “cure period”), to remedy the condition, (iv) notwithstanding such efforts, the good reason condition continues to exist, and (v) the named executive officer terminates employment within 30 days after the end of the cure period.

The following table sets forth information concerning the payments and benefits that would be made to our named executive officers assuming a qualifying termination or a qualifying termination following a change in control occurred on December 31, 2025 under the agreements in effect as of this date.

Name	Severance Type	Involuntary Termination Without Cause or Resignation for Good Reason Without Change in Control Period(2)	Involuntary Termination Without Cause or Resignation for Good Reason Within Change in Control Period(2)
Yujiro S. Hata	Base Salary Severance	$700,000	$1,050,000
	Target Bonus	—	630,000
	Continued Healthcare Coverage	61,633	92,450
	Acceleration of Option Awards(1)	—	35,686,266
	Total	$761,633	$37,248,716
Joshua Bleharski, Ph.D.	Base Salary Severance	$375,000	$500,000
	Target Bonus	—	200,000
	Continued Healthcare Coverage	29,574	39,432
	Acceleration of Option Awards(1)	—	3,630,000
	Total	$404,574	$4,369,432
Andres Ruiz Briseno	Base Salary Severance	$312,750	$417,000
	Target Bonus	—	166,800
	Continued Healthcare Coverage	26,432	35,242
	Acceleration of Option Awards(1)	—	3,435,288
	Total	$339,182	$4,059,334
Darrin M. Beaupre, M.D., Ph.D.	Base Salary Severance	$394,875	$526,500
	Target Bonus	—	210,600
	Continued Healthcare Coverage	46,225	61,633
	Acceleration of Option Awards(1)	—	7,304,950
	Total	$441,100	$8,103,683
Michael A. White, Ph.D.	Base Salary Severance	$389,250	$519,000
	Target Bonus	—	207,600
	Continued Healthcare Coverage	46,225	61,633
	Acceleration of Option Awards(1)	—	9,444,940
	Total	$435,475	$10,233,173
Douglas B. Snyder	Base Salary Severance	$330,000	$440,000
	Target Bonus	—	176,000
	Continued Healthcare Coverage	46,225	61,633
	Acceleration of Option Awards(1)	—	1,042,690
	Total	$376,225	$1,720,323

(1)
The value of acceleration of option awards was calculated by multiplying the number of accelerated shares of common stock underlying the unvested, in-the-money options by the excess of (i) $34.57, the closing stock price of our common stock as of December 31, 2025, the last trading day of fiscal 2025 and (ii) the per-share exercise price of the unvested stock options. Amounts shown for the Acceleration of Options Awards upon an Involuntary Termination Without Cause or Resignation for Good Reason Within Change in Control Period also represent value of vesting acceleration in the event of a change in control in which stock options were not assumed or substituted.
(2)
Amounts shown in the table above do not reflect any reduction pursuant to the parachute payment best pay provision, if any, which would be calculated upon actual termination of employment.

Pay Ratio of CEO to Median Employee

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of Yujiro Hata, who served as our CEO as of December 31, 2025. For 2025, our last completed year, the annual total compensation of our CEO was approximately 28 times the median of the annual total compensation of all of our other employees, other than our CEO (the “Pay Ratio”). The median of the annual total compensation of all employees of our Company (other than our CEO) was $335,731. For the purposes of the Pay Ratio calculation, we used our CEO’s total compensation as outlined in the “Summary Compensation Table” above, for a total of $9,512,640.

The Company chose December 31, 2025 as the date for establishing the employee population used in identifying the median employee and used the 12 month period from January 1, 2025 through December 31, 2025 as the measurement period. We identified the median employee using the consistently applied compensation measure of the wages and other compensation as reported in Box 1 of Form W-2 for 2025 for each employee. Permanent employees who joined in 2025 and permanent employees who were on leave during 2025 were assumed to have worked for the entire measurement period. We captured all employees as of December 31, 2025, consisting of approximately 144 individuals excluding the CEO, with 100% of these individuals located in the U.S. No cost-of-living adjustments were made. The annual total compensation of the median employee and the annual total compensation of our CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and the NEOs other than the PEO (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)˒(2)˒(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1), (2), (3)	Value of Initial Fixed $100 Investment based on:(4)		Net Loss	Cash, Cash Equivalents and Marketable Securities
	($)	($)	($)	($)	TSR	Peer Group TSR	($ Thousands)	($ Millions)(5)
					($)	($)
2025	9,512,640	15,697,753	2,718,051	4,240,392	246.93	124.75	(113,698)	1,049.7
2024	16,930,872	5,805,446	4,537,268	1,038,390	183.57	93.49	(274,477)	1,082.2
2023	5,995,440	15,717,471	2,015,255	4,046,732	254.14	94.03	(112,961)	632.6
2022	3,327,004	1,791,509	2,013,622	1,751,673	129.79	89.90	(58,655)	373.1
2021	3,848,871	7,282,432	2,467,285	2,370,485	168.86	100.02	(49,762)	368.1

(1) Yujiro S. Hata was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Paul A. Stone	Michael A. White, Ph.D.	Paul A. Stone	Michael A. White, Ph.D.	Michael A. White, Ph.D.
Michael A. White, Ph.D.	Darrin M. Beaupre, M.D., Ph.D.	Michael A. White, Ph.D.	Darrin M. Beaupre, M.D., Ph.D.	Darrin M. Beaupre, M.D., Ph.D.
Michael Dillon, Ph.D.		Darrin M. Beaupre, M.D., Ph.D.	Jason S. Throne	Andres Ruiz Briseno
		Jason S. Throne	Stuart C. Dorman	Joshua Bleharski, Ph.D.
		Andres Ruiz Briseno	Andres Ruiz Briseno	Douglas B. Snyder

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total column with certain adjustments as described in footnote 3 below.

(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs. The amounts excluded or included for 2025 are set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the amounts from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO	Exclusion of Stock Awards and Option Awards for PEO	Inclusion of Equity Values for PEO	Compensation Actually Paid to PEO
	($)	($)	($)	($)
2025	9,512,640	(8,418,840)	14,603,953	15,697,753

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)
2025	2,718,051	(2,034,197)	3,556,538	4,240,392

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO	Total - Inclusion of Equity Values for PEO
	($)	($)	($)	($)	($)
2025	14,117,506	1,279,696	(793,249)	—	14,603,953

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
	($)	($)	($)	($)	($)
2025	3,452,564	300,026	(196,052)	—	3,556,538

4. The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5. We determined Cash, Cash Equivalents and Marketable Securities to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. The 2023 Cash, Cash Equivalents and Marketable Securities amount has been revised from the amounts disclosed in last year’s Pay Versus Performance table due to an inadvertent transposition.

Relationship Between Compensation Actually Paid, Company Total Shareholder Return (“TSR”), and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the Nasdaq Biotechnology Index TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
0
2
4
6
8
10
12
14
16
18
TSR (12/31/2020 Indexed to $100)
$0
$50
$100
$150
$200
$250
$300
7.3
2.4
1.8
1.8
15.7
4.0
5.8
1.0
15.7
4.2
100.00
168.86
129.79
254.14
183.57
246.93
100.00
100.02
89.90
94.03
93.49
124.75
2020
2021
2022
2023
2024
2025
Fiscal Year
Yujiro S. Hata Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Ideaya Biosciences, Inc. TSR
Nasdaq Biotechnology Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Loss during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Loss
Compensation Actually Paid ($ Millions)
Net Loss ($ Millions)
20
15
10
5
0
-5
-10
-15
-20
$300
$200
$100
$0
-$100
-$200
-$300
7.3
2.4
1.8
1.8
15.7
4.0
5.8
1.0
15.7
4.2
-49.8
-58.7
-113.0
-274.5
-113.7
2021
2022
2023
2024
2025
Fiscal Year
Yujiro S. Hata Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Ideaya Biosciences, Inc. Net Loss

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Cash, Cash Equivalents and Marketable Securities

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Cash, Cash Equivalents and Marketable Securities during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Cash, Cash Equivalents and Marketable Securities
Compensation Actually Paid ($ Millions)
18
16
14
12
10
8
6
4
2
0
Cash, Cash Equivalents and Marketable Securities ($ Millions)
$1,200
$1,000
$800
$600
$400
$200
$0
7.3
2.4
$368.1
1.8
1.8
$373.1
15.7
4.0
$632.6
5.8
1.0
$1,082.2
15.7
4.2
$1,049.7
2021
2022
2023
2024
2025
Fiscal Year
Yujiro S. Hata Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Cash, Cash Equivalents and Marketable Securities

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measure that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and the Non-PEO NEOs for 2025 to Company performance.

Cash, Cash Equivalents and Marketable Securities

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	8,691,323	23.56	5,521,738
Equity Compensation Plans Not Approved by Stockholders (4)	2,439,082	27.16	1,516,767
Total	11,130,405	24.35	7,038,505

(1)
Consists of the 2019 Plan, the Employee Stock Purchase Plan (the “ESPP”) and the 2015 Equity Incentive Plan, as amended.
(2)
The 2019 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2020 and ending in 2029 equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 10,018,000 shares of stock may be issued upon the exercise of incentive stock options.
(3)
The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2020 and ending in 2029 equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, no more than 2,500,000 shares of stock may be issued under the ESPP. The maximum number of shares that may be issued under the ESPP in the purchase period that started December 1, 2025 and includes December 31, 2025, based on the number of participants at December 31, 2025 is 432,000 shares.
(4)
Consists of the 2023 Inducement Award Plan (the “2023 Plan”). In February 2023, the Board adopted the 2023 Plan which provides for the grant of stock options and other equity awards to any employee who has not previously been an employee of the Company or who is commencing employment with the Company following a bona fide period of nonemployment by us. A description of the material features of the 2023 Plan is set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is filed with the SEC.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 31, 2026 for:

• each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

• each named executive officer as set forth in the summary compensation table above;

• each of our directors; and

• all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 87,856,154 shares of our common stock issued and outstanding on March 31, 2026. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o IDEAYA Biosciences, Inc., 5000 Shoreline Court, Suite 300, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
FMR LLC(1)	12,635,652	—	12,635,652	14.4%
BlackRock, Inc.(2)	7,130,507	—	7,130,507	8.1%
Janus Henderson Group plc(3)	6,428,339	—	6,428,339	7.3%
Capital Research Global Investors(4)	5,279,675	—	5,279,675	6.0%
Named Executive Officers and Directors:
Yujiro S. Hata(5)	690,695	1,700,831	2,391,526	2.7%
Joshua Bleharski, Ph.D.(6)	—	62,500	62,500	*
Andres Ruiz Briseno(7)	26,466	214,670	241,136	*
Darrin M. Beaupre, M.D., Ph.D.(8)	—	387,483	387,483	*
Michael A. White, Ph.D.(9)	—	544,823	544,823	*
Douglas B. Snyder(10)	2,080	69,328	71,408	*
M. Garret Hampton, Ph.D.(11)	—	76,400	76,400	*
Catherine Mackey, Ph.D.(12)	—	54,400	54,400	*
Scott W. Morrison(13)	—	92,746	92,746	*
Terry J. Rosen, Ph.D.(14)	8,173	76,400	84,573	*
Jeffrey L. Stein, Ph.D.(15)	54,281	81,738	136,019	*
Wendy L. Yarno(16)	—	87,400	87,400	*
All current directors and executive officers as a group (13 persons)(17)	781,695	3,513,923	4,295,618	4.7%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based solely on a Schedule 13G/A jointly filed with the SEC by FMR LLC and Abigail P. Johnson on November 12, 2024 with respect to shares of common stock beneficially owned on September 30, 2024. FMR LLC had sole voting power over 12,633,054 shares of common stock and sole dispositive power over 12,635,652 shares of common stock, and Abigail P. Johnson had sole dispositive power over 12,635,652 of these shares of common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The principal business address of the reporting persons is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on April 17, 2025 with respect to shares of common stock beneficially owned on March 31, 2025. BlackRock Inc. has sole voting power over 7,037,676 shares of common stock and sole dispositive power over 7,130,507 shares of common stock. The principal business address is: 50 Hudson Yards, New York, NY 10001.
(3)
Based solely on a Schedule 13G/A filed with the SEC by Janus Henderson Group plc on November 14, 2025 with respect to shares of common stock beneficially owned on September 30, 2025. Janus Henderson Group plc had shared voting and shared dispositive power over 6,428,339 shares of common stock. The principal business address is: 201 Bishopsgate EC2M 3AE, United Kingdom.
(4)
Based solely on a Schedule 13G/A filed with the SEC by Capital Research Global Investors on February 12, 2026 with respect to shares of common stock beneficially owned on December 31, 2025. Capital Research Global Investors had sole voting and sole dispositive power over 5,279,675 shares of common stock. Capital Research Global Investors is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. The principal business address is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(5)
Consists of (i) 690,695 shares of common stock, and (ii) 1,700,831 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.
(6)
Consists of 62,500 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(7)
Consists of (i) 26,466 shares of common stock, and (ii) 214,670 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.
(8)
Consists of 387,483 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.
(9)
Consists of 544,823 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.
(10)
Consists of (i) 2,080 shares of common stock, and (ii) 69,328 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.
(11)
Consists of 76,400 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(12)
Consists of 54,400 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(13)
Consists of 92,746 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(14)
Consists of (i) 8,173 shares of common stock, and (ii) 76,400 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.
(15)
Consists of (i) 54,281 shares of common stock, and (ii) 81,738 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.
(16)
Consists of 87,400 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.
(17)
Consists of (i) 781,695 shares of common stock, and (ii) 3,513,923 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026, all of which shares will be vested within 60 days of March 31, 2026.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2025.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are IDEAYA stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: 5000 Shoreline Court, Suite 300, South San Francisco, California 94080. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above or oral request to (650) 443-6209, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an IDEAYA stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 5000 Shoreline Court, Suite 300, South San Francisco, California 94080.

By Order of the Board of Directors

/s/ Yujiro Hata
Yujiro Hata
President, Chief Executive Officer and Director

April 29, 2026

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow theinstructions. IDEAYA Biosciences, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 20, 2026 Tuesday, June 16, 2026 1:30 PM, Pacific Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/IDYA for more information. Internet: www.proxypush.com/IDYA Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-390-6295 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recordedinstructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 1:30 PM, Pacific Time, June 16, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Yujiro Hata and Andres Briseno (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IDEAYA Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDECopyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

IDEAYA Biosciences, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. To elect three Class I directors to hold office until the 2029 annual meeting of stockholders oruntil their successors areelected; Yujiro S. HataM. Garret Hampton, Ph.D. Catherine J. Mackey, Ph.D. To ratify the selection, by the Audit Committee of the Company's Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026; To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders; and To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. YOUR VOTE FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR You must register by June 15, 2026, 5:00PM ET to attend the meeting online. Please visit www.proxydocs.com/IDYA Authorized Signatures - Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date